Exhibit 99


                         AGREEMENT RELATING TO FILING OF
                           JOINT STATEMENT PURSUANT TO
                               RULE 13d-1(k) UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934


     The  undersigned  agree  that  this  Amendment  No. 1 to the  Statement  of
Schedule 13G to which this Agreement is attached is filed on behalf of each of them.


February 6, 2004                            /s/ John R. Male
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Date                                        John R. Male




                                            /s/ Gail Male
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                                            Gail Male